Exhibit 13.2

Email #1

Email #2

DIgital Ad #1 - The four parts are all part of the same carousel ad

DIgital Ad #2-#4- Three different versions of copy for the same image

StartEngine is currently in the **Test the Waters Phase** for **Title IV** investments.

StartEngine

The Future of Investing Is Here


start
engine

Website | Los Angeles, CA | FINANCIAL SERVICES | MR. WONDERFUL INVESTMENTS

$0.00 reserved

$515.00
Min. Reservation

Equity
Offering Type

RESERVE NOW

This Offering is eligible for the StartEngine Owner's 10% Bonus

This Reg A+ Test the Waters offering is made available through StartEngine Crowdfunding, Inc.

StartEngine helps everyday people invest and buy shares in startups and early growth companies. We believe in creating access: that everyone should be able to invest in the ideas that could become the great businesses of tomorrow and that entrepreneurs should be able to raise money from the public and those that believe most in them.

Overview | Team | Updates | Comments | Follow

Offering Circular | Risks Related to the Offering | SEC Filings

Reasons to Invest:

$250M+ Raised

20,000+ Shareholders

We have already raised $30M+ for StartEngine itself from over 20,000 investors.

190% YoY Growth

We generated $12.5M in revenues in 2020, representing 190% YoY Growth compared to our $4.3M 2019 revenues.

Established CEO

Howard Marks, Co-Founder of video game publisher Activision, which has a multi-billion dollar market cap, is our Co-Founder and CEO.

Trading Platform

StartEngine has launched an alternative trading system (ATS) to trade startup investments, one of the first of its kind for Reg CF and Reg A offerings in the US.

Shark Approved

Renowned businessman and investor Kevin O'Leary, aka "Mr. Wonderful", is StartEngine's Strategic Advisor, an investor, and a paid spokesperson.

Rewards

Get rewarded for investing more into StartEngine:

$515+
will earn 10% bonus shares in this offering. This bonus stacks with the Early Bird Bonus (for a total of 20% bonus shares).

$515+
Investment
Early Bird Bonus
Reservation holders will earn 10% bonus shares.

LIMITED TIME

Get 10% Bonus Shares

Reservation holders will receive 10% bonus shares through their reservation.

Featured In:

The New York Times · FORTUNE · The Wall Street Journal · Forbes · Los Angeles Times · VentureBeat · yahoo! finance · BUSINESS INSIDER · MIT Technology Review · coindesk · Marketplace · TechCrunch · FAST COMPANY · Inc.

What If You Could Invest Like a Shark?



Small businesses are the backbone of the US economy. They account for 65% of new jobs in the private sector and employ over 58 million people. In fact, there are nearly 6 million small businesses in the US.

Yet historically the general public could not invest in private companies and startups. They could only invest in fewer than 4,000 public companies that list on a national exchange after an IPO.

We want to level the playing field. At StartEngine, we set out to build a platform where anyone, regardless of their background, can invest in the entrepreneurs they believe in.

Today, over 175,000 people have invested in a company on StartEngine.



To do this, StartEngine uses the JOBS Act, signed in 2012, that lets everyday people invest in startups for the first time in 80 years.

In 2015, we launched one of the first ever equity crowdfunding offerings, and since then we've helped more than 400 businesses raise capital, ranging from renewable energy storage to real time translating earpieces.



Leading the Industry: $350M Raised
Across 500 company offerings to date
$350M
$300M
$250M
$200M
$150M
$100M
$50M
$0M
May 10, 2021
Jan 1, 2021

At the end of 2019, companies had raised $115M in StartEngine's entire lifecycle. Last year, we more than doubled that and helped companies raise $147M in 2020 alone, a YoY increase of 236%.

In just a few short years, our CEO Howard Marks has guided StartEngine to be an industry trailblazer and the largest equity crowdfunding platform in 2020 in terms of funds raised.

Our Growth in 2020:

$12.5M in 2020 Revenues

In 2020, we generated $12,574,218 in revenues, a YoY increase of 190% compared to our 2019 revenues of $4,323,791.

61 Employees

We now have 61 employees on the StartEngine team, more than double the number of employees we had one year ago.

97,667 New Investors

Nearly 100,000 people invested on StartEngine for the first time in 2020, a YoY increase of 256%

$27.2M Raised

StartEngine itself raised over $27.2M across two Regulation A+ offerings that we closed in 2020.



In 2020, Kevin O'Leary (aka "Mr. Wonderful") joined our team as a Strategic Advisor, and we launched our investor trading platform StartEngine Secondary. We are just getting started.

StartEngine's Vision

By 2029, we hope to help companies raise over

$10,000,000,000



New Regulations to Accelerate Our Growth

On March 15th, 2021 we believe our growth will accelerate dramatically. On that date, new rule changes from the SEC will go into effect that significantly change how the StartEngine platform operates. Those changes include:

- Increasing the maximum annual limit of Reg CF offerings from $1.07M to $5M
- Increasing the maximum annual limit of Reg A+ offerings from $50M to $75M
- Removing investment limits for accredited investors and increasing the. investment limits for non-accredited investors

These changes mean companies can raise more capital, and investors can invest more money. We believe that means StartEngine can grow faster.



Invest, and Trade, All on StartEngine

Startup investments are illiquid. Historically, there is no place to trade them. To see a return on your investment, you'd have to wait until the company paid dividends, was acquired or if the company IPO'd and went public. Those processes could often take anywhere from 5 to 10 years, if ever.

We plan to change that. In October 2020, we launched our investor trading marketplace StartEngine Secondary, so that users can not only invest in companies on StartEngine, but also trade with other investors.

With this marketplace, we've created one of the first trading platforms in the US for Regulation A+ and Regulation Crowdfunding offerings.

StartEngine itself was the first company to quote its shares on StartEngine Secondary, and since launch, over $925,237 worth of shares have been traded between 775 investors.

The StartEngine Process


Reg CF
Reg A
Trade
Reg A
Seed Round
Raise up to
$5M
Series A
Raise
$10-20M
Liquidity
Let investors
trade
Series B
Raise
$20-75M
Raise your Series C and beyond
on StartEngine, letting
investors trade along the way

We have built a platform that supports the entire startup funding lifecycle, from an entrepreneur's seed round to their Series C and beyond, and entrepreneurs can offer investors access to a trading marketplace along the way.

More than 50% of companies that try StartEngine once come back to conduct another funding round on StartEngine.

How StartEngine Makes Money

Campaign Fee

We make money when companies raise money. We charge companies a percentage of what they raise.

Campaign Management Services

We charge fees for providing companies with a range of services to help them onboard and launch their campaign, including marketing, building creative assets and advertising, as well as helping them manage their cap table aftewards.

Equity

We take a percentage of what companies raise on StartEngine in equity, at the same terms as the investors on our platform.

Trading Fees

We charge a selling fee on our trading platform StartEngine Secondary.

Owner's Bonus

We sell the StartEngine Owner's Bonus to investors as an annual subscription that gives investors unique perks on our platform.


ACTIVISION

Meet Our Co-Founder & CEO Howard Marks

- Co-Founder of Activision
- Chairman of Activision Studios
- Founder & CEO of Acclaim Games

Before launching StartEngine, Howard co-founded video game giant Activision and turned the company into the multi billion market cap video game industry leader. Howard was also the Founder and CEO of Acclaim Games, a publisher of online games that was later sold and is part of The Walt Disney company. Howard is the Treasure of Los Angeles award recipient in 2015 and is a triple national of the United States, United Kingdom, and France.


SHARK
TANK

Meet Our Strategic Advisor Kevin O'Leary, "Mr.


SHARK
TANK

Meet Our Strategic Advisor Kevin O'Leary, "Mr.

StartEngine's Milestones

June 2015
StartEngine Launches with First Offering
StartEngine launches its first offering Elio Motors, the first successful Regulation A+ offering that went on to raise $17M.

May 2016
Regulation Crowdfunding Begins
Regulation Crowdfunding becomes effective, creating a new category of equity crowdfunding for raises up to $1.07M

August 2017
100,000 Users!
The number of people who use StartEngine reaches 6 figures!

July 2019
Broker-Dealer
StartEngine establishes a broker-dealer and can provide brokerage services to the companies on the platform.

April 2020
Mr. Wonderful Joins StartEngine
Renowned businessman and investor Kevin O'Leary joins StartEngine as a Strategic Advisor and as an investor.

October 2020
StartEngine Raises an $18.8M Round
StartEngine closes its third Regulation A+

October 2020
StartEngine Secondary Launches
StartEngine launches its investor trading marketplace. Users can trade shares originally purchased via Reg A+ and Reg Crowdfunding.

March 2021
New Rules
The SEC increases the maximum companies can raise via Reg CF and Reg A+ to $5M and $75M respectively.

Frequently Asked Questions

What's changed between your last offering and now?

We raised over $18.8M at a $221M valuation in our last Regulation A+ offering, which closed in October 2020. Since then, we launched our trading platform StartEngine Secondary, one of the first marketplaces of its kind in the US. We also closed our last offering before we had released any information about our annual growth. In the last year, we have:



Increased the amount raised on StartEngine by
236%

Increased the number of new investors by
253%

Increased the size of the StartEngine team by
154%

Last year accelerated our growth, and beginning March 15th, 2021, new regulatory changes will accelerate our growth further. Starting March 15th, the maximum amount companies can raise via Reg CF in a 12-month period has been increased from $1.07M to $5M, and the 12-month maximum for Reg A+ offerings has been increased from $50M to $75M. These regulatory changes also increase the 12-month investment limit for investors.

In other words, companies can now raise more, and investors can now invest more. We believe that also means StartEngine can grow faster.

How do I make money on my investment?

Traditionally, you would have to wait until StartEngine went public or was acquired by another business to receive a return on your investment (a process that can take many years). Both are possible in StartEngine's future, but you may also be able to access liquidity on StartEngine's trading platform StartEngine Secondary. **StartEngine itself was the first company to quote its shares on StartEngine Secondary, and since launch, over $925,237 worth of shares has been traded between 775 investors.**

How are you different from your competitors?

We are not the only equity crowdfunding platform in the space, but we believe there are several important qualities that distinguish us from other platforms, including Wefunder, Republic, and SeedInvest. Some of those differentiators include:

Our CEO **Howard Marks** has a proven track record of building successful businesses with Activision.

We have launched a **trading platform for investors**, one of the first of its kind in the US.

We have **renowned businessman Kevin O'Leary** as our strategic advisor.

We have raised more capital for companies via Regulation Crowdfunding and Regulation A+ than any of our competitors, and 50% of companies that raise on StartEngine come back to raise again.

We offer unique services, such as StartEngine Secure for capitalization table management and StartEngine Promote for digital marketing.

We are the only platform to use Regulation A+ to raise funding for itself, and we have over 20,000 shareholders to spread the word about our business.

What are the risks?

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment. In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority.

The company is subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

THE COMPANY IS "TESTING THE WATERS" UNDER REGULATION A UNDER THE SECURITIES ACT OF 1933. THIS PROCESS ALLOWS COMPANIES TO DETERMINE WHETHER THERE MAY BE INTEREST IN AN EVENTUAL OFFERING OF ITS SECURITIES. THE COMPANY IS NOT UNDER ANY OBLIGATION TO MAKE AN OFFERING UNDER REGULATION A.

AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT CAN BE ACCESSED HERE.

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.

AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SHARES IS SIMPLY AN INDICATION OF INTEREST.

KEVIN O'LEARY IS A PAID SPOKESPERSON FOR STARTENGINE. READ THE 17-B DISCLOSURE HERE.

A COMPANY WHICH INTENDS TO APPLY TO LIST ITS SECURITIES ON STARTENGINE SECONDARY WILL BE SUBJECT TO CERTAIN REQUIREMENTS WHICH IT MAY OR MAY NOT BE ABLE TO SATISFY IN A TIMELY MANNER. EVEN IF A COMPANY IS QUALIFIED TO LIST ITS SECURITIES ON THE MARKET, THERE IS NO GUARANTEE THAT A DEMAND FOR THESE SECURITIES WILL EXIST. EVEN IF A COMPANY DOES MEET THE REQUIREMENTS FOR LISTING ITS SECURITIES, WE DO NOT KNOW THE EXTENT TO WHICH INVESTOR INTEREST WILL LEAD TO THE DEVELOPMENT AND MAINTENANCE OF A LIQUID TRADING MARKET. YOU SHOULD ASSUME THAT YOU MAY NOT BE ABLE TO LIQUIDATE YOUR INVESTMENT FOR SOME TIME OR BE ABLE TO PLEDGE THESE SHARES AS COLLATERAL.

THE INFORMATION HEREIN MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, STARTENGINE CROWDFUNDING INC. (THE "COMPANY"), ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

Meet Our Team



Johanna Cronin
Chief Marketing Officer



Josh Amster
Vice President, Sales & Business Development



Allen Jebsen
Vice President, Sales & Business Development



Jon Reyes
Chief Compliance Officer



Teddy Rounds
Sr Director of Funding



Ryan Deslauriers
Director of Trading



Diana Ciraulo
Senior Onboarding Manager



Max Crawford
Content Marketing Manager



Ali Jafri
Software Engineer



Gabe Beitcher
Onboarding Manager



Joe Mathews
VP of Engineering



Ryan Kim
Senior Software Engineer



Doryn Fine
Account Executive



David Maliglowka
Director of Funding Growth



Jay Chen
Counsel



Rachel Walker
Counsel



David Leonard
Investor Services Team



Matthew Quan
Funding Strategist



Amir Sedghi
Senior Software Engineer



Becca Rogers
Director of Investor Services



Aren Fakhourian
Staff Software Engineer



Iñaki Pedroarena-Leal
Head of Partnerships



Devender Gollapally
Principle Software Engineer

Josh Chu
Sr Manager, Growth Marketing



Katie Hasman
Business Development Representative



Sophie Mekjian
Business Development Representative



Kenrick Ong
Staff Software Engineer



Nikki Efstathiou
Creative Lead



Sara Chung
Creative Lead



Jay Patel
Test Engineer



Anders Hill
Account Executive



John Bullitt
Account Executive



Keante Pendleton
Funding Strategist



Hannah Cope
Investor Services Representative



Dwight Gordon
Senior Test Engineer



Joe Halloran
Counsel



Suzanne Riopel
Counsel



Kadley Gosselin
Creative Lead



Parker Costin
Director of Funding Growth



Josh Scott
Director of Funding Growth



Daniel Rosenthal
Investor Services Representative



Noah Ingram
Trading Operations Manager



Kavy Rattana
Senior Software Engineer



Tim Olesnavage
Head of Talent



Matija Dumancic
Business Development Representative



Shawn Mavunga
Funding Strategist



Tia Fung
Funding Strategist



Carrie Zhang
Funding Strategist



Rohan Sharma
iOS Engineer



Cameron Ehrlich
Staff iOS Engineer



Connor Larkin
Investor Services Representative



Asha Kuttikattu
Onboarding Counsel



Marwan Toumadi
Funding Strategist

Updates

Follow StartEngine to get notified of future updates!

Comments (155 total)

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Bart Humphries 3 months ago

"I believe you are referring to our cost of revenues, not cost of goods. Our cost of revenues includes credit card fees, transaction fees, IT fees, customer services payroll and other variable expenses."

You all may have meant cost of revenues but in your SEC filing you listed it as cost of goods.

0 Reply

Holly Berline 3 INVESTMENTS 3 months ago

How do I know how many shares I'm reserving?

0 View 1 reply Reply

Annette Carson SE OWNER 8 INVESTMENTS 3 months ago

Interesting thing to note, I was updating my portfolio on something like ComputerShare or ShareOwneronline and it allowed me to enter my StartEngine stock. It didn't assign a value to it but it did allow me to enter the total number of shares I own. I don't know if I'm falling prey to confirmation bias, but it made me giddy with excitement over the prospect of expected future growth! Keep up the good work... I'm banking on your (our) continued success!

0 View 1 reply Reply

Bart Humphries 3 months ago

I asked, "It looks like you didn't collect any accounts receivable in 2020? Your 21 employees make an average salary of ~$100k/year? Given your revenue and expenses over the past couple years, how long do you think it'll be until you're profitable, 7-8 years? Given the nature of your business, what does the $2 million cost of goods represent?"

And you responded, "We will be releasing our audited 2020 financial statements in the coming weeks, which will provide more clarity on StartEngine's operations."

Your 2020 SEC filings are already available and linked from this website. For instance: https://www.sec.gov/Archives/edgar/data/0001661779/000110465920106399/tm2031250-2_1sa.htm

I still have four questions though, listed above. For instance, you're not a merchandising company -- you have no products that you're assembling, etc. Why is roughly half of your revenue being shoved into a cost of goods expense?

0 View 1 reply Reply

Reginald Chevalier 2 INVESTMENTS 3 months ago

I'm so glad that I invested in StartEngine.

0 View 1 reply Reply

Harry Bookser SE OWNER 17 INVESTMENTS 3 months ago

Which one is worth more shares of stock or the valuation at an exit or an IPO.

0 View 1 reply Reply

Caleb Naysmith 18 INVESTMENTS 3 months ago

Congrats on the HUGE Q1!!!! I knew you guys were in to take that top spot, and the records keep on coming. Looooove to see those big updates, Keep up the great work!!!

I see you said we will be given a "5 day's prior notice" for Secondary. I plan on holding these till SE is well into the "B's" with it's valuation, but can you clarify that a bit more. So, we can buy and sell going into those 5 days, and they will just be like the rest of our shares in other companies, and basically frozen till the offering is over, trading resumes, etc. correct? I would like to buy more shares on secondary while the valuation is so low, but was wondering how that would go if I would just wake up and it was frozen.

0 View 1 reply Reply

Carol A Cali 3 INVESTMENTS 3 months ago

Hi Howard, TY for your response & answers, appreciate it. Just to be clear, my understanding is "S" corporations also generate K-1s but "C" corporations don't issue K-1s, they issue 1099-DIV. Will you pls clarify, are you saying that StartEngine is a "C" corporations that WILL issue 1099-DIV?

0 View 1 reply Reply

Steve Buck 7 INVESTMENTS 3 months ago

I read this whole page but can't figure out why you need more investment capital and what you will do with it.

0 View 1 reply Reply

Bart Humphries 3 months ago

It looks like you didn't collect any accounts receivable in 2020? Your 21 employees make an average salary of ~$100k/year? Given your revenue and expenses over the past couple years, how long do you think it'll be until you're profitable, 7-8 years? Given the nature of your business, what does the $2 million cost of goods represent?

0 View 1 reply Reply

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Campaign Updates

All campaign updates will be posted on the TTW page.

Title: We're Back! Reserve Your Investment in StartEngine Now!

Did you miss us? We filed our 2020 financial audit and are gearing up for the launch of our upcoming Regulation A+ funding round. Here are some highlights from our 2020 audit:

- **190% YoY Growth**: Our 2020 revenues were $12,574,218, representing 190% YoY Growth compared to our 2019 revenues of $4,323,791
- **$9.1M Gross Profit** - Our 2020 gross profit was $9,167,821, an increase of X compared to our gross profit of $2,217,498
- **72% Gross Margin** - we improved our gross margin in 2020 to 72% as compared to 51% in 2019.

You can learn more about our audited financials here (https://sec.report/Document/0001104659-21-085624/tm2120618d1_partii.htm). Reserve your investment in StartEngine today and get 10% bonus shares if you convert your reservation into an investment, if and when our offering goes live.

Title: Welcome to StartEngine Real Estate


start engine
WELCOME TO
StartEngine Real Estate

We're excited to announce another way for you to diversify your portfolio on StartEngine with the launch of StartEngine Real Estate.

This offering brings you an opportunity to diversify your portfolio with real estate: an asset that can reduce volatility, yield ongoing dividends, and mitigate risk. Our real estate team has over 60 years of combined experience in the sector and will leverage their expertise in a booming market as real estate reaches all-time highs, rebounding post-COVID-19.

StartEngine Real Estate's Reg A+ offering is made available through StartEngine Crowdfunding, Inc. This investment is speculative, illiquid, and involves a high degree of risk, including the possible loss of your entire investment. For more information about this offering, please view StartEngine Real Estate's offering circular and risks associated with this offering.

Title: Leading the Industry in the First Half of 2021



start engine
$66M
WEFUNDER
$33.9M
Republic
$28.6M

Amount Raised Via Reg CF and Reg A+ in Q2

Source: KingsCrowd and StartEngine Crowdfunding market research

StartEngine raised $66M via Reg CF and Reg A+ in Q2 this year and has raised more funding for companies than any other platform!

Reserve your investment in StartEngine and get 10% bonus shares in the largest equity crowdfunding platform in the US.

We're Back! Reserve Your Investment in StartEngine
2 messages

StartEngine <community@startengine.com> Thu, Aug 5, 2021 at 1:25 PM
To: Max Crawford <max@startengine.com>


start engine

StartEngine

The Future of Investing Is Here

$8,041,713 Reserved | **4,967** Investors

$515 Min. Investment

Hi Max,

Did you miss us? We filed our 2020 financial audit and are gearing up for the launch of our upcoming Regulation A+ funding round. Here are some highlights from our 2020 audit:

- **190% YoY Growth**: Our 2020 revenues were $12,574,218, representing 190% YoY Growth compared to our 2019 revenues of $4,323,791
- **$9.1M Gross Profit**: Our 2020 gross profit was $9,167,821, an increase of X compared to our gross profit of $2,217,498.
- **72% Gross Margin**: we improved our gross margin in 2020 to 72% as compared to 51% in 2019.

You can learn more about our audited financials **here**. Reserve your investment in StartEngine today and get 10% bonus shares if you convert your reservation into an investment, if and when our offering goes live.

Reserve Shares in StartEngine

THE COMPANY IS "TESTING THE WATERS" UNDER REGULATION A UNDER THE SECURITIES ACT OF 1933. THIS PROCESS ALLOWS COMPANIES TO DETERMINE WHETHER THERE MAY BE INTEREST IN AN EVENTUAL OFFERING OF ITS SECURITIES. THE COMPANY IS NOT UNDER ANY OBLIGATION TO MAKE AN OFFERING UNDER REGULATION A.

AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT CAN BE ACCESSED HERE.

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.

AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SHARES IS SIMPLY AN INDICATION OF INTEREST.

KEVIN O'LEARY IS A PAID SPOKESPERSON FOR STARTENGINE. READ THE 17-B DISCLOSURE HERE.

StartEngine <community@startengine.com> Thu, Aug 5, 2021 at 1:25 PM
To: Max Crawford <max@startengine.com>

[Quoted text hidden]

Reserve Your Investment in StartEngine & Get 10% Bonus Shares

1 message

StartEngine <community@startengine.com> Thu, Aug 5, 2021 at 1:59 PM
To: Max Crawford <max@startengine.com>


start
engine

StartEngine

The Future of Investing Is Here

$8,041,713 Reserved | **4,967** Investors

$515 Min. Investment

Hi Max,

Our platform is built on the idea of accessibility: that anyone can invest in startups they believe in. And at StartEngine, **we put our money where our mouth is.**

StartEngine raises funding directly from the crowd just like the companies on our platform because we believe there are no better shareholders than the people who already use our platform. Reasons to reserve your investment in StartEngine include:

- **$350M+ Raised:** Companies have raised over $350M on StartEngine, $147M of which was raised in 2020, a YoY increase of 236%
- **20,000+ Shareholders:** We have already raised $30M+ for StartEngine itself from over 20,000 investors.
- **190% YoY Growth:** We generated $12.5M in revenues in 2020, representing 190% YoY growth compared to our $4.3M in 2019 revenues.

Reserve your investment in StartEngine today and get 10% bonus shares if you convert your reservation into an investment, if and when our offering goes live.

Reserve Shares in StartEngine

THE COMPANY IS "TESTING THE WATERS" UNDER REGULATION A UNDER THE SECURITIES ACT OF 1933. THIS PROCESS ALLOWS COMPANIES TO DETERMINE WHETHER THERE MAY BE INTEREST IN AN EVENTUAL OFFERING OF ITS SECURITIES. THE COMPANY IS NOT UNDER ANY OBLIGATION TO MAKE AN OFFERING UNDER REGULATION A.

AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT CAN BE ACCESSED HERE.

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.

AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SHARES IS SIMPLY AN INDICATION OF INTEREST.

KEVIN O'LEARY IS A PAID SPOKESPERSON FOR STARTENGINE. READ THE 17-B DISCLOSURE HERE.

StartEngine
Sponsored ·

1/4

For a limited time when you reserve your place in our upcoming funding round you'll receive 10% bonus shares when you confirm your investment.

In addition if you currently hold the StartEngine Owner's Bonus, you'll receive an additional 10% bonus shares as part of your membership.

Learn more about our plans for the future and reserve shares in StartEngine today!


start engine
STARTENGINE IS THE FUTURE OF EQUITY CROWDFUNDING
Receive 10% bonus shares when you reserve your place in our upcoming funding round.
RESERVE NOW
start engine

Reserve Your Place Today LEARN MORE

The Fut Funding

Chad R. Henry and 5 others

Like Comment Share

StartEngine
Sponsored ·

2/4

For a limited time when you reserve your place in our upcoming funding round you'll receive 10% bonus shares when you confirm your investment.

In addition if you currently hold the StartEngine Owner's Bonus, you'll receive an additional 10% bonus shares as part of your membership.

Learn more about our plans for the future and reserve shares in StartEngine today!


start engine
NOW IT'S YOUR TURN TO INVEST LIKE A SHARK
Learn why Kevin O'Leary joined StartEngine as Strategic Advisor and Paid Spokesperson.
RESERVE NOW

StartEngine - Kevin O'Leary LEARN MORE

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Chad R. Henry and 5 others

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StartEngine
Sponsored ·

For a limited time when you reserve your place in our upcoming funding round you'll receive 10% bonus shares when you confirm your investment.

In addition if you currently hold the StartEngine Owner's Bonus, you'll receive an additional 10% bonus shares as part of your membership.

Learn more about our plans for the future and reserve shares in StartEngine today!



start engine
WE'VE HELPED 500+ OFFERINGS RECEIVE $300M+ IN FUNDING
We're changing the way companies connect with investors and raise capital in a big way.
RESERVE NOW

The Future of Funding LEARN MORE

Chad R. Henry and 5 others

Like Comment Share

For a limited time when you reserve your place in our upcoming funding round you'll receive 10% bonus shares when you confirm your investment.

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In addition if you currently hold the StartEngine Owner's Bonus, you'll receive an additional 10% bonus shares as part of your membership.

Learn more about our plans for the future and reserve shares in StartEngine today!



DISCLAIMER

An offering statement regarding this offering has been filed with the sec. The preliminary offering circular that is part of that offering statement can be accessed here: https://bit.ly/30wwkvo.

No money or other consideration is being solicited, and if sent in response, will not be accepted.

No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement filed by the company with the sec has been qualified by the sec. Any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of acceptance given after the date of qualification.

An indication of interest involves no obligation or commitment of any kind. "Reserving" shares is simply an indication of interest.

Kevin O'Leary is a paid spokesperson for StartEngine. Read the 17-b disclosure here: https://bit.ly/3r0enoo.

Legal Disclaimer LEARN MORE

startenginela
Sponsored



start engine
STARTENGINE IS THE FUTURE OF EQUITY CROWDFUNDING
Receive 10% bonus shares when you reserve your place in our upcoming funding round.
RESERVE NOW

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startenginela For a limited time when you reserve your place in our upcoming funding round you'll receive 10 % bonus shares when you confirm your investment.

New regulation that comes into effect on March 15th is set to shake up the equity crowdfunding industry. Previous investment limits of $1.07M and $50M for Regulation CF and Regulation A respectively, will be raised to $5M and $75M allowing startups easier access to more capital.

Learn more about our plans for the future and reserve shares in StartEngine today!

Please note that even if you do not make a reservation, you can still be eligible to receive Bonus Shares becoming a members of the StartEngine OWNers bonus program on StartEngine's website for $275 per year.

The company is “testing the waters” under regulation a under the securities act of 1933. This process allows companies to determine whether there may be interest in an eventual offering of its securities. The company is not under any obligation to make an offering under regulation a.

An offering statement regarding this offering has been filed with the sec. The preliminary offering circular that is part of that offering statement can be accessed here: https://bit.ly/30wwkvo.

No money or other consideration is being solicited, and if sent in response, will not be accepted.

No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement filed by the company with the sec has been qualified by the sec. Any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of acceptance given after the date of qualification.
An indication of interest involves no obligation or commitment of any kind. "Reserving" shares is simply an indication of interest.

Kevin O'Leary is a paid spokesperson for StartEngine.
Read the 17-b disclosure here: https://bit.ly/3r0enoo

startenginela For a limited time when you reserve your place in our upcoming funding round you'll receive 10 % bonus shares when you confirm your investment.

2/3

In addition if you currently hold the StartEngine Owner's Bonus, you'll receive an additional 10% bonus shares as part of your membership.

Learn more about our plans for the future and reserve shares in StartEngine today!

Please note that even if you do not make a reservation, you can still be eligible to receive Bonus Shares becoming a members of the StartEngine OWNers bonus program on StartEngine's website for $275 per year.

The company is "testing the waters" under regulation a under the securities act of 1933. This process allows companies to determine whether there may be interest in an eventual offering of its securities. The company is not under any obligation to make an offering under regulation a.

An offering statement regarding this offering has been filed with the sec. The preliminary offering circular that is part of that offering statement can be accessed here: https://bit.ly/30wwkvo.

No money or other consideration is being solicited, and if sent in response, will not be accepted.

No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement filed by the company with the sec has been qualified by the sec. Any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of acceptance given after the date of qualification.
An indication of interest involves no obligation or commitment of any kind. "Reserving" shares is simply an indication of interest.

Kevin O'Leary is a paid spokesperson for StartEngine. Read the 17-b disclosure here: https://bit.ly/3r0enoo.

startenginela For a limited time when you reserve your place in our upcoming funding round you'll receive 10 % bonus shares when you confirm your investment.

3/3

StartEngine is backed by experienced business veterans including CEO, Howard Marks, who co-founded video game publisher Activision, which has a multi-billion dollar market cap, and shark, Kevin O'Leary, who is StartEngine's strategic advisor and led his previous company SoftKey to a $4B exit.

Learn more about our plans for the future and reserve shares in StartEngine today!

Please note that even if you do not make a reservation, you can still be eligible to receive Bonus Shares becoming a members of the StartEngine OWNers bonus program on StartEngine's website for $275 per year.

The company is "testing the waters" under regulation a under the securities act of 1933. This process allows companies to determine whether there may be interest in an eventual offering of its securities. The company is not under any obligation to make an offering under regulation a.

An offering statement regarding this offering has been filed with the sec. The preliminary offering circular that is part of that offering statement can be accessed here: https://bit.ly/30wwkvo.

No money or other consideration is being solicited, and if sent in response, will not be accepted.

No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement filed by the company with the sec has been qualified by the sec. Any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of acceptance given after the date of qualification.
An indication of interest involves no obligation or commitment of any kind. "Reserving" shares is simply an indication of interest.

Kevin O'Leary is a paid spokesperson for StartEngine. Read the 17-b disclosure here: https://bit.ly/3r0enoo.

Marketing
2021

Scripts for Digital Ads

30 seconds - 70-80 word limit

B

Startup investing often happens behind closed doors and isn't available to the public. StartEngine is changing all that. On this innovative platform, you can access more than a hundred startup investment opportunities, and they are available to everyone. I liked the idea so much that I invested in StartEngine myself, and now you can too. StartEngine is preparing their next funding round, and you can be a part of it. Reserve your investment at startengine.com

15 seconds - 30-40 word limit

A

Have you ever wanted to invest alongside me? Now you can. I've invested in StartEngine, a platform that makes startup investing available to the public, and you can invest in StartEngine too. Reserve your investment at startengine.com